Exhibit 99.1

Nanophase Reports First Quarter 2009 Financial Results

Nanophase Continues to Execute New Strategy

Romeoville, IL, - May 8, 2009 - Nanophase Technologies Corporation (Nasdaq: NANX), a technology leader in nanomaterials and advanced nanoengineered products, reported today financial results for its first quarter ending March 31, 2009.

First Quarter

Revenue for first quarter 2009 was $1.4 million, compared to $3.0 million for the same period in 2008. The net loss for the quarter was $2.1 million, or $0.10 per share, compared to a net loss of $0.8 million, or $0.04 per share, for the first quarter of 2008. Of the $2.1 million loss in Q1 of 2009, 37% was due to severance charges related to the Company’s February 2009 reorganization.

Looking Ahead

“We remain focused on building our pipeline by leveraging our technology platform and applications development know-how,” said Jess Jankowski, Nanophase president and CEO. “Our new way of going to market, with a major emphasis on our internal sales and application development team to drive new business, will make Nanophase fundamentally different and should lead to greater success. To that end, we have refocused our research and development efforts so that they are aligned with the market driven, direct-to-the-customer model. In addition to continuing to serve the needs of our existing partners, we are intent on building applications expertise in carefully selected market segments that we thoroughly understand, talking to customers and potential customers, tailoring our product offerings towards identified unmet needs where there is a strong value proposition.”

“We believe this approach is already resulting in a higher number of quality opportunities and will improve the rate at which we can move those opportunities through the applications development and sales cycles to revenue. We have developed, and continue to develop, ready-to-go products that should serve the customer’s needs much more directly. We expect the prospects for success will be improved relative to our previous model.”

Shareholders and members of the financial community are encouraged to participate in today’s conference call, where Jankowski will be discussing the company’s first quarter performance and 2009 prospects.

1st Quarter Conference Call

Nanophase has scheduled its quarterly conference call for May 8, 2009, at 4:00 p.m. CDT (5:00 p.m. EDT), which will be hosted by Jess Jankowski, president and CEO. To participate in the call you may dial 800-344-8034, or 785-830-1990 and reference the conference identification of 7NANOPHASE. The call may also be accessed through the company’s website, www.nanophase.com, by clicking on the link under Investor Relations and Calendar of Events. If you are unable to attend, a replay will be available through May 15, 2009, by dialing 800-688-7036, or 402-220-1346, or by logging onto the company’s website and following the above directions.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” , “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other factors described in the Company’s Form 10-K filed March 25, 2009. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

(Unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$489,592	$723,069
Investments	5,141,210	6,908,888
Trade accounts receivable, less allowance for doubtful accounts of $9,000 on March 31, 2009 and December 31, 2008	739,488	1,092,125
Other receivables, net	—	7,749
Inventories, net	1,232,282	1,154,207
Prepaid expenses and other current assets	657,526	482,452

Total current assets	8,260,098	10,368,490

Investments	5,340,000	5,340,000
Equipment and leasehold improvements, net	6,346,761	6,651,842
Other assets, net	39,150	39,765

	$19,986,009	$22,400,097

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$12,858	$22,211
Current portion of long-term debt, less unamortized debt discount	1,052,906	1,570,346
Current portion of deferred other revenue	42,426	74,243
Accounts payable	355,631	356,853
Accrued expenses	1,266,458	1,493,262
Accrued severance	708,181	541,014

Total current liabilities	3,438,460	4,057,929

Long-term portion of capital lease obligations	7,174	9,219
Deferred other revenue, less current portion	—	—

	7,174	9,219

Contingent liabilities:	—	—

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	—	—
Common stock, $.01 par value, 30,000,000 shares authorized; 21,204,162 and 21,188,912 shares issued and outstanding on March 31, 2009 and December 31, 2008, respectively	212,042	211,889
Additional paid-in capital	91,913,456	91,597,529
Accumulated deficit	(75,585,123)	(73,476,469)

Total stockholders’ equity	16,540,375	18,332,949

	$19,986,009	$22,400,097

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended
	March 31,
		As Adjusted
	2009	2008
Revenue:
Product revenue	$1,296,813	$2,942,722
Other revenue	108,345	111,386

Total revenue	1,405,158	3,054,108

Operating expense:
Cost of revenue	1,314,924	2,000,208

Gross Profit	90,234	1,053,900

Research and development expense	404,044	438,695
Selling, general and administrative expense	1,000,167	1,574,744
Severance charges	794,069	—

Loss from operations	(2,108,046)	(959,539)
Interest income	34,003	167,221
Interest expense	(20,907)	(38,416)
Other, net	(13,704)	2,231

Loss before provision for income taxes	(2,108,654)	(828,503)

Provision for income taxes	—	—

Net loss	$(2,108,654)	$(828,503)

Net loss per share-basic and diluted	$(0.10)	$(0.04)

Weighted average number of basic and diluted common shares outstanding	21,197,384	21,106,607

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended
	March 31
		As Adjusted
	2009	2008
Revenue:
Product revenue, net	$1,296,813	$2,942,722
Other revenue	108,345	111,386

Total revenue	1,405,158	3,054,108

Operating expense:
Cost of revenue detail:
Depreciation	259,374	238,044
Non-Cash equity compensation	219,039	16,771
Other costs of revenue	836,511	1,745,393

Cost of revenue	1,314,924	2,000,208

Gross profit	90,234	1,053,900

Research and development expense detail:
Depreciation	57,043	58,458
Non-Cash equity compensation	22,274	31,032
Other research and development expense	324,727	349,205

Research and development expense	404,044	438,695

Selling, general and administrative expense detail:
Depreciation and amortization	20,342	14,551
Non-Cash equity compensation	74,769	152,660
Trademark abandonment charge	—	37,214
Other selling, general and administrative expense	905,056	1,370,319

Selling, general and administrative expense	1,000,167	1,574,744
Severance charges	794,069	—

Loss from operations	(2,108,046)	(959,539)
Interest income	34,003	167,221
Interest expense	(20,907)	(38,416)
Other, net	(13,704)	2,231

Loss before provision for income taxes	(2,108,654)	(828,503)
Provision for income taxes	—	—

Net loss	$(2,108,654)	$(828,503)